Consent of Independent Chartered Accountants

      We consent to the incorporation by reference in the Registration Statement on Form S-8 (filed with the SEC on September 3, 1998) of TLC The Laser Center Inc. of our report dated July 15, 1998, included in the 1998 Annual Report (Form 10-K) of TLC The Laser Center Inc.


Toronto, Canada                                      /s/ Ernst & Young

September 3, 1998                                    Chartered Accountants